SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 6, 2012

    SECURITY NATIONAL FINANCIAL CORPORATION
(Exact name of registrant as specified in this Charter)

Utah	000-09341	87-0345941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 South 360 West, Salt Lake City, Utah	84123
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (801) 264-1060

                       Does Not Apply
(Former name or former address, if changed since last report)

ITEM 5.02. Death of George R. Quist.

With deepest regrets, Security National Financial Corporation (the “Company”) announces the passing on September 6, 2012 of George R. Quist, who served as Chairman of the Board and Chief Executive Officer of the Company since 1979.  Mr. Quist also served as President of the Company from 1979 until 2002.  Mr. Quist additionally served from 1981 to 1982 as President of The National Association of Life Companies, a trade association of 642 life insurance company, and from 1982 to 1983 as its Chairman of the Board.

Mr. Quist’s status as a founder of the Company, his deep expertise and experience in all aspects of the insurance industry, his management expertise and acumen, and his significant business and leadership experience will be greatly missed by the Company, including its management and Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY NATIONAL FINANCIAL CORPORATION
(Registrant)

Date: September 7, 2012	By:	/s/ Scott M. Quist
Scott M. Quist, President